UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2003 (September 30, 2003)

National Health Investors, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-41863	62-1470956
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1202
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

On September 30, 2003, National Health Investors, Inc. announced that one of its owned facilities was damaged by fire. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Investors, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By:/s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: September 30, 2003

Exhibit Index

Number	Exhibit
99	Press release, dated September 30, 2003.

EXHIBIT 99

For Release: Sept. 30, 2003

Contact: Gerald Coggin, VP of Investor Relations

Phone: (615) 890-9100

NHI building damaged by fire

MURFREESBORO, Tenn. -- National Health Investors, Inc., (NYSE: NHI and NHIPr) announced today that one of its owned facilities, located in Nashville, Tennessee and leased to National HealthCare Corporation ("NHC"), was damaged by a fire which resulted in the death of eight patients and the hospitalization or transfer of another 111 patients.

"NHI's thoughts and prayers are extended to the patients and their families affected by this tragedy," NHI President Andy Adams said. "The cause of the fire is still under investigation and NHI is cooperating fully."

Under the terms of NHC's property and casualty policy, NHI is a loss payee and additional named insured. Additionally, the policy includes business interruption insurance and as a result, NHI expects to receive 100% of the rent due on this facility through the reconstruction process.

NHI is also an additional named insured on NHC's professional and general liability policy and as a result does not carry any insurance. Under the terms of the October, 1991 lease, NHC is required to maintain limits of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate. NHI is advised that NHC's current policy limits exceed these requirements. Additionally, under the terms of the lease, NHC agrees to indemnify and hold harmless NHI from any damages or liabilities, including legal fees, resulting from the incident. There can be no assurance that claims will not exceed these limits or that claims will not be asserted against NHI. NHI's potential liability from this incident or NHC's ability to meet any indemnification obligation to NHI cannot be determined at this time.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions. The common and preferred stocks of the company trade on the New York Stock Exchange with the symbols NHI and NHIPr respectively. Additional information including NHI's most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHI with the SEC., including Forms 8-K, 10-Q, and 10-K, and include, among others, the following: ongoing health problems or additional deaths from the incident, results from investigations, assertions of claims, results of litigation, availability of insurance and assets for indemnification, and other factors referenced or incorporated by reference in the SEC. filings. The risks included here are not exhaustive. All forward-looking statements represent NHI's judgment as of the date of this release.